UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015 (July 22, 2015)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2015, Corrections Corporation of America, a Maryland corporation (the “Company”), entered into an amendment (the “Amendment”) to its Amended and Restated Credit Agreement dated as of January 6, 2012, by and among the Company, as Borrower, certain subsidiaries of the Company, certain lenders and Bank of America, N.A., as Administrative Agent for the lenders, as amended (the “Revolving Credit Agreement”).

The Amendment provides for, among other things, an extension of the maturity date from December 2017 to July 2020. In addition, the Amendment, among other things, reduces by 0.25% the applicable margin of base rate and LIBOR rate loans and incorporates a net debt concept for its consolidated secured leverage and consolidated total leverage ratios. The Amendment also increases the aggregate principal amount of the “accordion” feature that provides for uncommitted incremental extensions of credit in the form of increases in the revolving commitments or incremental term loans from $100 million to $350 million.

The description of the Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On July 23, 2015, the Company issued a press release announcing the Amendment. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of July 22, 2015

99.1	Press Release, Announcing the Amendment to the Revolving Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 23, 2015

CORRECTIONS CORPORATION OF AMERICA

By:	/s/ David M Garfinkle
David M Garfinkle
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of July 22, 2015

99.1	Press Release, Announcing the Amendment to the Revolving Credit Agreement